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                                                             Exhibit 99.B(11)(b)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated July 11, 1996 accompanying the financial statements and financial highlights of First Mutual Funds which are included in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.



                                                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
September 23, 1996